Exhibit 99.1

          Interleukin Genetics Reports Third Quarter Financial Results

     WALTHAM, Mass.--(BUSINESS WIRE)--Nov. 4, 2005--Interleukin Genetics, Inc. (OTCBB: ILGN) a leader in the development of personalized health products, today reported a net loss of $1.5 million or $0.06 per basic and diluted share, for the quarter ended September 30, 2005.

     Financial Results:

     Revenue for the quarter was $6,000 compared to $8,000 in the same quarter of 2004 reflecting in both periods royalties on PST(R) sales and licensing revenue associated with one of the company's patents. In addition, 2005 includes $3,000 of revenue from tests processed in the company's commercial laboratory for external research laboratories. For the quarter, the company reported a net loss of $1.5 million or $0.06 basic and diluted net loss per common share as compared to a net loss of $1.7 million or $0.07 basic and diluted net loss per common share for the same period last year. Revenue for the nine months ended September 30, 2005 was $21,000 compared to $27,000 for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, the company reported a net loss of $4.8 million or $0.20 per basic and diluted net loss common share as compared to $5.6 million or $0.24 per basic and diluted net loss common share for the same period last year.
     Management noted that research and development expenses were $739,000 for the quarter ended September 30, 2005 compared to $979,000 for the quarter ended September 30, 2004. These expenses include research and development expenses funded by Alticor and its affiliates under research and development agreements. The decrease is primarily the result of the timing of clinical studies partially offset by the company's hiring of its Chief Medical Officer in July 2005. Research and development expenses were $2.0 million for the nine months ended September 30, 2005 compared to $3.1 million for the same period in 2004. These expenses include, as well, research and development expenses funded by Alticor and its affiliates under research and development agreements. The decrease is also the result of the timing of clinical studies and temporary reductions in labor and overhead partially offset by the company's hiring of its Chief Medical Officer in July 2005.
     Management further noted that general and administrative expenses were $650,000 for the three months ended September 30, 2005 compared to $623,000 during the same period last year. These expenses for 2005 include $51,000 of expenses associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002. General and administrative expenses were $2.4 million for the nine months ended September 30, 2005 compared to $2.1 million during the same period last year. These expenses for 2005 include $416,000 of expenses associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
     Other income (expense) was $125,000 expense for the three months ended September 30, 2005 compared to $136,000 expense during the same period last year and $388,000 expense for the nine months ended September 30, 2005 compared to $410,000 expense during the same period last year. Other income (expense) includes interest income, interest expense and the amortization of the note discount.
     As of September 30, 2005, the Company reported total assets of $5.8 million, including $4.3 million of cash and cash equivalents as compared to total assets of $6.2 million including $4.5 million of cash and cash equivalents as of December 31, 2004.

     About Interleukin

     Interleukin Genetics is a biotechnology company focused on developing personalized health products. The company uses functional genomics to help in the development of risk assessment tests, pharmacogenetic tests, nutritional and therapeutic products based on the genetic variations in people. Interleukin's current programs focus on cardiovascular disease, osteoporosis, rheumatoid arthritis, endometriosis, periodontal disease and weight management. Interleukin expects that these programs will lead to products that will personalize the selection of nutritional and therapeutic products and enable the managed care industry to improve patient care and better allocate resources. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

     Certain statements contained herein are "forward-looking" statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns and our ability to make progress in advancing our core technologies. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns, our ability to construct a DNA testing laboratory, our ability to complete all of our key milestones with regard to Alticor programs, our ability to make progress in advancing our core technologies and our ability to launch new commercial products and those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission, as amended, our quarterly reports on Form 10-Q and in other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.


                      Interleukin Genetics, Inc.
                         Financial Highlights


Balance Sheet data:                            09/30/2005  12/31/2004
-------------------                            ----------- -----------
                                               (Unaudited)  (Audited)

Cash and cash equivalents                     $ 4,293,260 $ 4,528,425
Total current assets                            4,478,680   4,721,375
Total assets                                  $ 5,849,154 $ 6,185,501

Total current liabilities                     $ 3,124,026 $ 1,445,303
Total liabilities                               4,680,145   2,657,994

Total shareholders' equity                      1,169,009   3,527,507

Total liabilities and shareholders' equity    $ 5,849,154 $ 6,185,501


Statement of Operations data:
------------------------------
                         Three Months Ended       Nine Months Ended
                       09/30/2005  09/30/2004  09/30/2005  09/30/2004
                       ----------- ----------- ----------- -----------
                                  (As Restated            (As Restated
                                        and                     and
                       (Unaudited)  Unaudited) (Unaudited)  Unaudited)

 Revenue              $     5,690 $     8,216 $    20,743 $    26,536

 Gross profit               5,690       7,965      20,743      26,187

 Research and
  development             738,865     979,089   2,031,727   3,078,730
 General and
  administrative          649,764     623,130   2,417,406   2,087,930
                       ----------- ----------- ----------- -----------
 Total operating
  expenses              1,388,629   1,602,219   4,449,133   5,166,660
                       ----------- ----------- ----------- -----------

 Loss from operations  (1,382,939) (1,594,254) (4,428,390) (5,140,473)

 Total other income
  and expense            (124,582)   (135,582)   (387,886)   (410,399)
                       ----------- ----------- ----------- -----------

 Net loss             $(1,507,521)$(1,729,836)$(4,816,276)$(5,550,872)
                       =========== =========== =========== ===========

 Basic and diluted
  loss per share      $     (0.06)$     (0.07)$     (0.20)$     (0.24)
 Weighted average
  common shares
  outstanding          23,689,490  23,530,154  23,649,365  23,451,930


     CONTACT: For Interleukin Genetics:
              John J. McCabe, 781-398-0700